Exhibit 16.1

JAMES STAFFORD

James Stafford, Inc. Chartered Accountants Suite 350 – 1111 Melville Street Vancouver, British Columbia Canada V6E 3V6 Telephone +1 604 669 0711 Facsimile +1 604 669 0754 www.jamesstafford.ca

27 October 2011

Securities and Exchange Commission
100 F Street, NE
Washington, DC  20549

Dear Sirs:

We have read the statements included in Item 4.01 of Form 8-K of Silverstar Mining Corp. dated 27 October 2011, and agree with such statements insofar as they relate to our firm.

Yours truly,

“James Stafford”

Chartered Accountants